EXHIBIT 99

MB Financial, Inc.
800 West Madison Street
Chicago, Illinois 60607
(888) 422-6562
NASDAQ: MBFI

PRESS RELEASE

For Information at MB Financial, Inc. contact:
Berry Allen - Investor Relations
E-Mail: beallen@mbfinancial.com

FOR IMMEDIATE RELEASE

MB FINANCIAL, INC. REPORTS RECORD EARNINGS FOR THE SECOND QUARTER 2015, COMBINED WITH SOLID LOAN GROWTH

CHICAGO, July 16, 2015 – MB Financial, Inc. (NASDAQ: MBFI), the holding company for MB Financial Bank, N.A., today announced 2015 second quarter net income available to common stockholders of $39.0 million, or $0.52 per diluted common share, compared to $32.1 million, or $0.43 per diluted common share, last quarter and $23.1 million, or $0.42 per diluted common share, in the second quarter a year ago.

Highlights Include:

Operating Earnings Up from Prior Quarter and One Year Ago

•
Operating earnings, which we define as earnings excluding non-core items, were $41.8 million for the second quarter of 2015 compared to $39.3 million last quarter (+6.2%) and $23.5 million in the second quarter a year ago (+77.4%) . A table reconciling net income, as reported, to operating earnings is set forth below and in the “Non-GAAP Financial Information” section.

•	Annualized operating return on average assets increased to 1.14% for the second quarter of 2015 compared to 1.11% last quarter and 0.99% for the second quarter a year ago.

•
Our net interest margin on a fully tax equivalent basis, excluding the accretion on loans acquired in the Taylor Capital merger ("the Merger") declined five basis points from the prior quarter and was up four basis points from the second quarter of 2014.

•
Our core non-interest income grew from $81.4 million in the prior quarter to $83.0 million (+7.9% annualized) primarily as a result of higher mortgage banking revenue driven by an increase in servicing income. The increase in mortgage banking revenue was partially offset by lower leasing revenue as leasing revenue in the first quarter was exceptionally strong.

•	Our core non-interest expense was well-controlled compared to the prior quarter, remaining at $131.5 million despite an extra day and annual salary increases effective in the second quarter of 2015.

•
Merger related expenses incurred in the second quarter of 2015 of $1.2 million were primarily related to branch exit charges on facilities we closed in connection with the Merger as well as legal fees.

The following table presents the calculation of operating earnings and operating earnings available to common stockholders:

				Six Months Ended
				June 30,
	2Q15	1Q15	2Q14	2015	2014
(Dollars in thousands, except per share data)
Net income, as reported	$40,952	$34,111	$23,106	$75,063	$43,075
Less non-core items:
Net (loss) gain on investment securities	(84)	(460)	(87)	(544)	230
Net (loss) gain on sale of other assets	(7)	4	(24)	(3)	(17)
Merger related expenses	(1,234)	(8,069)	(488)	(9,303)	(1,168)
Prepayment fees on interest bearing liabilities	—	(85)	—	(85)	—
Loss on low to moderate income real estate investment	—	—	(96)	—	(2,124)
Total non-core items	(1,325)	(8,610)	(695)	(9,935)	(3,079)
Income tax expense on non-core items	(526)	(3,417)	(266)	(3,943)	(1,121)
Non-core items, net of tax	(799)	(5,193)	(429)	(5,992)	(1,958)
Operating earnings	41,751	39,304	23,535	81,055	45,033
Dividends on preferred shares	2,000	2,000	—	4,000	—
Operating earnings available to common stockholders	$39,751	$37,304	$23,535	$77,055	$45,033
Diluted operating earnings per common share	$0.53	$0.50	$0.43	$1.02	$0.82
Weighted average common shares outstanding for diluted earnings per common share	75,296,029	75,164,716	55,200,054	75,230,455	55,232,703
Annualized operating return on average assets	1.14%	1.11%	0.99%	1.13%	0.96%

Loan Growth During the Quarter

•
Loan balances, excluding purchased credit-impaired loans, increased $235.4 million (+2.7%, or +10.9% annualized) during the second quarter of 2015 primarily due to increases in commercial related loans across several business lines.

	Change from 3/31/2015 to 6/30/2015
	Amount	Percent
Commercial related credits:
Commercial loans	$96,237	3.0%
Commercial loans collateralized by assignment of lease payments (lease loans)	62,835	3.9
Commercial real estate	14,351	0.6
Construction real estate	5,494	3.0
Total commercial related credits	178,917	2.4
Other loans:
Residential real estate	27,560	5.5
Indirect vehicle	30,672	11.2
Home equity	(10,600)	(4.4)
Consumer loans	8,818	11.4
Total other loans	56,450	5.1
Total loans, excluding purchased credit-impaired	235,367	2.7
Purchased credit-impaired	(62,739)	(27.6)
Total loans	$172,628	1.9%

Deposit Balance Changes

•	Non-interest bearing deposits increased $87.5 million (+2.0%, or +8.2% annualized) during the second quarter of 2015 and comprised 40% of total deposits at quarter-end.

•	Low cost deposits decreased $71.7 million (-0.8%, or -3.1% annualized) in the second quarter of 2015 but continued to represent 84% of total deposits at quarter-end.

Credit Quality

•
Provision for credit losses on legacy loans (which excludes loans acquired through the Merger) was negative $600 thousand in the second quarter of 2015 compared to a negative provision of $550 thousand in the first quarter of 2015.

•
Taylor Capital related provision for credit losses was $4.9 million in the second quarter of 2015 compared to $5.5 million in the first quarter of 2015. These credit costs are a result of Taylor Capital loan renewals and needed reserves on Taylor Capital acquired loans in excess of the purchase loan discount. As expected, these credit costs largely offset the accretion on Taylor Capital non-purchased credit-impaired loans of $8.0 million in the second quarter of 2015 and $8.6 million in the first quarter of 2015.

•	We had net loan recoveries during the second quarter of 2015 of $2.6 million compared to net loan charge-offs of $1.8 million in the first quarter of 2015.

•
Non-performing loans increased by $14.8 million and potential problem loans increased by $8.7 million from March 31, 2015. These increases were more than offset by a $62.7 million decline in purchased credit-impaired loans.

Capital Actions

•	We increased the dividend on our common stock from $0.14 to $0.17 in the second quarter of 2015.

•
We also announced in the second quarter of 2015 that our Board of Directors has authorized the repurchase of up to $50 million of our common stock. We repurchased $3.1 million, or approximately 93,700 shares, of our common stock in the second quarter of 2015.

Mortgage Servicing Rights Sale

•	In July 2015, we sold approximately $106 million of mortgage servicing rights at a price (net of transaction costs) that approximated fair value.

RESULTS OF OPERATIONS

Second Quarter Results

Net Interest Income

			Change from 1Q15 to 2Q15		Change from 2Q14 to 2Q15	Six Months Ended		Change from 2014 to 2015
						June 30,
	2Q15	1Q15		2Q14		2015	2014
(Dollars in thousands)
Net interest income - fully tax equivalent	$121,149	$119,473	+1.4%	$73,749	+64.3%	$240,622	$146,658	+64.1%
Net interest margin - fully tax equivalent	3.84%	3.93%	-0.09%	3.53%	+0.31	3.89%	3.59%	+0.30%
Net interest margin - fully tax equivalent, excluding acquisition accounting discount accretion on Taylor Capital loans	3.57%	3.62%	-0.05%	3.53%	+0.04	3.59%	3.59%	—%
Acquisition accounting discount accretion on Taylor Capital loans	$7,952	$8,576	-7.3%	$—	NA	$16,528	$—	NA

Reconciliations of net interest income - fully tax equivalent to net interest income, as reported, net interest margin - fully tax equivalent to net interest margin and net interest margin - fully tax equivalent, excluding acquisition accounting discount accretion on Taylor Capital loans to net interest margin are set forth in the tables in the "Net Interest Margin" section.

Net interest income on a fully tax equivalent basis increased in the second quarter of 2015 compared to the prior quarter primarily due to an increase in interest earning assets (loans and investment securities) partly offset by lower loan yields.

While interest earning assets increased during the second quarter of 2015, our net interest margin on a fully tax equivalent basis, excluding accretion of the acquisition accounting discount recorded on loans acquired in the Merger, decreased five basis points to 3.57% for the second quarter of 2015 compared to 3.62% for the prior quarter. This decrease was primarily due to the decrease in average yields earned on loans.

See the supplemental net interest margin tables for further detail.

Non-interest Income (in thousands):

						Six Months Ended
						June 30,
	2Q15	1Q15	4Q14	3Q14	2Q14	2015	2014
Core non-interest income:
Key fee initiatives:
Lease financing, net	$15,564	$25,080	$18,542	$17,719	$14,853	$40,644	$28,049
Mortgage banking revenue	35,648	24,544	29,080	16,823	187	60,192	246
Commercial deposit and treasury management fees	11,062	11,038	10,720	9,345	7,106	22,100	14,250
Trust and asset management fees	5,752	5,714	5,515	5,712	5,405	11,466	10,612
Card fees	4,409	3,927	3,900	3,836	3,304	8,336	6,005
Capital markets and international banking service fees	1,508	1,928	1,648	1,472	1,360	3,436	2,338
Total key fee initiatives	73,943	72,231	69,405	54,907	32,215	146,174	61,500
Consumer and other deposit service fees	3,260	3,083	3,335	3,362	3,156	6,343	6,091
Brokerage fees	1,543	1,678	1,350	1,145	1,356	3,221	2,681
Loan service fees	1,353	1,485	1,864	1,069	916	2,838	1,881
Increase in cash surrender value of life insurance	836	839	865	855	834	1,675	1,661
Other operating income	2,098	2,102	2,577	1,145	1,162	4,200	1,961
Total core non-interest income	83,033	81,418	79,396	62,483	39,639	164,451	75,775
Non-core non-interest income:
Net (loss) gain on investment securities	(84)	(460)	491	(3,246)	(87)	(544)	230
Net (loss) gain on sale of other assets	(7)	4	3,476	(7)	(24)	(3)	(17)
Gain on extinguishment of debt	—	—	—	1,895	—	—	—
Increase (decrease) in market value of assets held in trust for deferred compensation (1)	7	306	315	(38)	400	313	552
Total non-core non-interest income	(84)	(150)	4,282	(1,396)	289	(234)	765
Total non-interest income	$82,949	$81,268	$83,678	$61,087	$39,928	$164,217	$76,540

(1)	Resides in other operating income in the consolidated statements of operations.

Core non-interest income for the second quarter of 2015 increased by $1.6 million, or 2.0%, to $83.0 million from the first quarter of 2015.

•
Mortgage banking revenue increased due to higher servicing income as a result of an increase in the fair value of the mortgage servicing asset, net of related hedges, primarily due to higher interest rates during the second quarter of 2015.

•	Card fees increased due to higher debit card fees.

•
Leasing revenues decreased due to lower fees and promotional revenue from the sale of third-party equipment maintenance contracts. Leasing revenue in the first quarter of 2015 was exceptionally strong.

•	Capital markets and international banking services fees decreased due to lower swap, commercial real estate advisory and syndication fees.

Core non-interest income for the six months ended June 30, 2015 increased by $88.7 million, or 117.0%, to $164.5 million from the six months ended June 30, 2014.

•	Mortgage banking revenue increased due to the mortgage operations acquired through the Merger.

•	Leasing revenues increased due to higher fees and promotional revenue from the sale of third-party equipment maintenance contracts and higher lease residual realization.

•	Commercial deposit and treasury management fees increased due to new customer activity as well as the increased customer base as a result of the Merger.

•	Other operating income increased due to higher earnings from investments in Small Business Investment Companies.

•	Card fees increased due to a new payroll prepaid card program that started in the second quarter of 2014 as well as higher debit and credit card fees.

•	Capital markets and international banking services fees increased due to higher swap and commercial real estate advisory fees partly offset by a decrease in M&A advisory fees.

•	Trust and asset management fees increased due to the addition of new customers and the impact of higher equity values.

Non-interest Expense (in thousands):

						Six Months Ended
						June 30,
	2Q15	1Q15	4Q14	3Q14	2Q14	2015	2014
Core non-interest expense:(1)
Salaries and employee benefits	$86,138	$84,447	$83,242	$65,271	$46,222	$170,585	$90,343
Occupancy and equipment expense	12,081	12,763	13,757	11,314	9,504	24,844	19,096
Computer services and telecommunication expense	8,407	8,634	8,612	6,194	4,909	17,041	9,980
Advertising and marketing expense	2,497	2,446	2,233	1,973	2,113	4,943	4,104
Professional and legal expense	1,902	2,480	2,184	2,501	1,488	4,382	2,857
Other intangible amortization expense	1,509	1,518	1,617	1,470	1,174	3,027	2,414
Net loss (gain) recognized on other real estate owned (A)	662	888	(120)	1,348	204	1,550	326
Net (gain) loss recognized on other real estate owned related to FDIC transactions (A)	(88)	(273)	(27)	421	(13)	(361)	52
Other real estate expense, net (A)	150	281	433	409	337	431	733
Other operating expenses	18,238	18,276	18,514	13,577	11,108	36,514	20,328
Total core non-interest expense	131,496	131,460	130,445	104,478	77,046	262,956	150,233
Non-core non-interest expense: (1)
Merger related expenses (B)	1,234	8,069	6,494	27,161	488	9,303	1,168
Prepayment fees on interest bearing liabilities	—	85	—	—	—	85	—
Loss on low to moderate income real estate investment (C)	—	—	—	—	96	—	2,124
Contingent consideration - Celtic acquisition (C)	—	—	—	10,600	—	—	—
Contribution to MB Financial Charitable Foundation (C)	—	—	3,250	—	—	—	—
Increase (decrease) in market value of assets held in trust for deferred compensation (D)	7	306	315	(38)	400	313	552
Total non-core non-interest expense	1,241	8,460	10,059	37,723	984	9,701	3,844
Total non-interest expense	$132,737	$139,920	$140,504	$142,201	$78,030	$272,657	$154,077

(1)
Letters denote the corresponding line items where these non-core non-interest expense items reside in the consolidated statements of operations as follows:  A – Net loss (gain) recognized on other real estate owned and other expense, B – See merger related expenses table below, C – Other operating expenses, D – Salaries and employee benefits.

Core non-interest expense increased by $36 thousand from the first quarter of 2015 to $131.5 million for the second quarter of 2015.

•	Salaries and employee benefits increased primarily due to higher incentive expense as well as the extra day and annual salary increases effective in the second quarter of 2015.

•	Occupancy and equipment expense decreased due to lower repair and maintenance expense as well as lower rent expense as a result of exiting certain facilities in the first quarter of 2015.

•	Professional and legal expense decreased due to lower legal fees.

Core non-interest expense increased by $112.7 million, or 75.0%, from the six months ended June 30, 2014 to $263.0 million for the six months ended June 30, 2015 primarily due to the Merger. Other explanations for changes are as follows:

•	Other operating expense increased as a result of an increase in filing and other loan expense and higher FDIC assessments due to our larger balance sheet.

•	Computer services and telecommunication expenses increased due to an increase in spending on IT security and our data warehouse.

•	Professional and legal expense increased due to higher consulting expense.

Non-core non-interest expense in the first six months of 2015 was impacted by merger related expense primarily due to branch exit and facilities impairment charges resulting from closing nine banking centers and exiting other office facilities.

The following table presents the detail of the merger related expenses (dollars in thousands):

						Six Months Ended
						June 30,
	2Q15	1Q15	4Q14	3Q14	2Q14	2015	2014
Merger related expenses:
Salaries and employee benefits	$—	$33	$1,926	$14,259	$—	$33	$104
Occupancy and equipment expense	96	177	301	428	14	273	14
Computer services and telecommunication expense	130	270	1,397	5,312	170	400	183
Advertising and marketing expense	—	—	84	262	108	—	198
Professional and legal expense	511	190	258	6,363	79	701	489
Branch exit and facilities impairment charges	438	7,391	2,270	—	—	7,829	—
Other operating expenses	59	8	258	537	117	67	180
Total merger related expenses	$1,234	$8,069	$6,494	$27,161	$488	$9,303	$1,168

Income Tax Expense

Income tax expense was $19.4 million for the second quarter of 2015 compared to $15.7 million for the first quarter of 2015. The increase in income tax expense was primarily due to the $10.6 million increase in income before taxes from $49.8 million in the first quarter of 2015 to $60.4 million in the second quarter of 2015.

Operating Segments

The Company's operations consist of three reportable operating segments: banking, leasing and mortgage banking. Our banking segment generates its revenues primarily from its lending and deposit gathering activities. Our leasing segment generates its revenues through lease originations and related services offered through the Company's leasing subsidiaries: LaSalle Systems Leasing, Inc., Celtic Leasing Corp. and MB Equipment Finance (formerly known as Cole Taylor Equipment Finance). Our mortgage banking segment originates residential mortgage loans for sale to investors through its retail and third party origination channels as well as residential mortgage loans held in our loan portfolio. The mortgage banking segment also services residential mortgage loans owned by investors and the Company.

The following table presents summary financial information, adjusted for funds transfer pricing and internal allocations of certain expenses, for the reportable segments (in thousands):

	Banking	Leasing	Mortgage Banking	Non-core Items	Consolidated
Three months ended June 30, 2015
Net interest income	$104,352	$2,915	$7,206	$—	$114,473
Provision for credit losses	2,844	1,356	96	—	4,296
Net interest income after provision for credit losses	101,508	1,559	7,110	—	110,177
Non-interest income:
Lease financing, net	408	15,156	—	—	15,564
Mortgage origination fees	—	—	26,863	—	26,863
Mortgage servicing fees	—	—	8,785	—	8,785
Other non-interest income	30,791	1,037	—	(91)	31,737
Total non-interest income	31,199	16,193	35,648	(91)	82,949
Non-interest expense:
Salaries and employee benefits	54,168	6,986	24,991	—	86,145
Occupancy and equipment expense	9,733	823	1,525	96	12,177
Computer services and telecommunication expense	6,194	274	1,939	130	8,537
Professional and legal expense	1,655	247	—	511	2,413
Other operating expenses	14,654	1,498	6,816	497	23,465
Total non-interest expense	86,404	9,828	35,271	1,234	132,737
Income before income taxes	46,303	7,924	7,487	(1,325)	60,389
Income tax expense	13,895	3,073	2,995	(526)	19,437
Net income	$32,408	$4,851	$4,492	$(799)	$40,952
Three months ended March 31, 2015
Net interest income	$104,126	$3,015	$6,254	$—	$113,395
Provision for credit losses	4,974	—	—	—	4,974
Net interest income after provision for credit losses	99,152	3,015	6,254	—	108,421
Non-interest income:
Lease financing, net	525	24,555	—	—	25,080
Mortgage origination fees	—	—	26,895	—	26,895
Mortgage servicing fees	—	—	(2,351)	—	(2,351)
Other non-interest income	31,448	648	4	(456)	31,644
Total non-interest income	31,973	25,203	24,548	(456)	81,268
Non-interest expense:
Salaries and employee benefits	52,682	10,789	21,282	33	84,786
Occupancy and equipment expense	10,454	833	1,476	177	12,940
Computer services and telecommunication expense	6,410	295	1,929	270	8,904
Professional and legal expense	1,568	307	605	190	2,670
Other operating expenses	16,066	1,432	5,638	7,484	30,620
Total non-interest expense	87,180	13,656	30,930	8,154	139,920
Income before income taxes	43,945	14,562	(128)	(8,610)	49,769
Income tax expense	13,379	5,747	(51)	(3,417)	15,658
Net income	$30,566	$8,815	$(77)	$(5,193)	$34,111

Net income from our banking segment for the second quarter of 2015 increased compared to the prior quarter. This increase in net income was primarily due to a decrease in provision for credit losses.

Net income from our leasing segment for the second quarter of 2015 decreased compared to the prior quarter. Lease financing revenues decreased due to a decrease in fees and promotional revenue from the sale of third-party equipment maintenance contracts. This decrease in revenues was partially offset by a decrease in expense, primarily salaries and employee benefits, due to lower commissions on lower leasing revenue. Leasing revenue in the first quarter of 2015 was exceptionally strong.

Net income from our mortgage segment for the second quarter of 2015 increased compared to the prior quarter as a result of higher servicing income. This increase in revenues was partially offset by an increase in expense, primarily salaries and employee benefits due to higher incentive compensation.

The following table presents additional information regarding the mortgage banking segment (dollars in thousands):

	2Q15	1Q15	4Q14	3Q14 (1)
Origination volume	$2,010,175	$1,688,541	$1,511,909	$724,713
Refinance	43%	61%	44%	35%
Purchase	57	39	56	65

Origination volume by channel:
Retail	18%	18%	19%	18%
Third party	82	82	81	82

Mortgage servicing book (unpaid principal balance of loans serviced for others) at period end	$23,539,865	$22,927,263	$22,479,008	$21,989,278
Mortgage servicing rights, recorded at fair value, at period end	261,034	219,254	235,402	241,391
Notional value of rate lock commitments, at period end	992,025	1,069,145	645,287	610,818

(1) For the 44 day period subsequent to the Merger.

LOAN PORTFOLIO

The following table sets forth the composition of the loan portfolio (excluding loans held for sale) based on period end balances as of the dates indicated (dollars in thousands):

	6/30/2015		3/31/2015		12/31/2014		9/30/2014		6/30/2014
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial related credits:
Commercial loans	$3,354,889	37%	$3,258,652	37%	$3,245,206	36%	$3,064,669	34%	$1,272,200	23%
Commercial loans collateralized by assignment of lease payments (lease loans)	1,690,866	18	1,628,031	18	1,692,258	18	1,631,660	18	1,515,446	27
Commercial real estate	2,539,991	28	2,525,640	28	2,544,867	28	2,647,412	29	1,619,322	29
Construction real estate	189,599	2	184,105	2	247,068	3	222,120	3	116,996	2
Total commercial related credits	7,775,345	85	7,596,428	85	7,729,399	85	7,565,861	84	4,523,964	81
Other loans:
Residential real estate	533,118	6	505,558	5	503,287	5	516,834	6	309,234	6
Indirect vehicle	303,777	3	273,105	3	268,840	3	273,038	3	272,841	5
Home equity	230,478	3	241,078	3	251,909	3	262,977	3	245,135	4
Consumer loans	86,463	1	77,645	1	78,137	1	69,028	1	70,584	1
Total other loans	1,153,836	13	1,097,386	12	1,102,173	12	1,121,877	13	897,794	16
Total loans, excluding purchased credit-impaired loans	8,929,181	98	8,693,814	97	8,831,572	97	8,687,738	97	5,421,758	97
Purchased credit-impaired loans	164,775	2	227,514	3	251,645	3	288,186	3	134,966	3
Total loans	$9,093,956	100%	$8,921,328	100%	$9,083,217	100%	$8,975,924	100%	$5,556,724	100%

Our loan balances, excluding purchased credit-impaired loans, increased $235.4 million (+2.7%, or +10.9% annualized) during the second quarter of 2015 primarily due to increases in commercial related loans.

The following table sets forth the composition of the loan portfolio (excluding loans held for sale) based on quarterly average balances for the periods indicated (dollars in thousands):

	2Q15		1Q15		4Q14		3Q14		2Q14
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial related credits:
Commercial loans	$3,309,519	37%	$3,190,755	36%	$3,110,016	35%	$2,118,864	30%	$1,229,799	22%
Commercial loans collateralized by assignment of lease payments (lease loans)	1,634,583	18	1,647,761	18	1,642,427	18	1,561,484	22	1,476,618	27
Commercial real estate	2,522,473	28	2,538,995	29	2,611,410	29	2,108,492	29	1,620,658	29
Construction real estate	191,935	2	191,257	2	232,679	3	170,017	2	133,557	2
Total commercial related credits	7,658,510	85	7,568,768	85	7,596,532	85	5,958,857	83	4,460,632	80
Other loans:
Residential real estate	512,766	6	493,366	5	503,211	5	405,589	6	309,848	6
Indirect vehicle	286,107	3	267,265	3	273,063	3	251,969	3	269,556	5
Home equity	233,867	3	246,537	3	256,933	3	274,841	4	252,891	5
Consumer loans	76,189	1	72,374	1	75,264	1	69,699	1	65,437	1
Total other loans	1,108,929	13	1,079,542	12	1,108,471	12	1,002,098	14	897,732	17
Total loans, excluding purchased credit-impaired loans	8,767,439	98	8,648,310	97	8,705,003	97	6,960,955	97	5,358,364	97
Purchased credit-impaired loans	202,374	2	240,376	3	273,136	3	221,129	3	158,371	3
Total loans	$8,969,813	100%	$8,888,686	100%	$8,978,139	100%	$7,182,084	100%	$5,516,735	100%

ASSET QUALITY

The following table presents a summary of criticized assets (excluding loans held for sale, purchased credit-impaired loans that were acquired as part of our FDIC-assisted transactions and the Merger and other real estate owned acquired as part of our FDIC-assisted transactions) as of the dates indicated (dollars in thousands):

	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Non-performing loans:
Non-accrual loans (1)	$91,943	$81,571	$82,733	$97,580	$108,414
Loans 90 days or more past due, still accruing interest	6,112	1,707	4,354	2,681	2,363
Total non-performing loans	98,055	83,278	87,087	100,261	110,777
Other real estate owned	28,517	21,839	19,198	18,817	20,306
Repossessed assets	78	160	93	126	73
Total non-performing assets	$126,650	$105,277	$106,378	$119,204	$131,156
Potential problem loans (2)	$116,443	$107,703	$55,651	$51,690	$63,477
Purchased credit-impaired loans	$164,775	$227,514	$251,645	$288,186	$134,966

Total allowance for loan and lease losses	$120,070	$113,412	$110,026	$102,810	$100,910
Accruing restructured loans (3)	17,604	16,874	15,603	16,877	26,793
Total non-performing loans to total loans	1.08%	0.93%	0.96%	1.12%	1.99%
Total non-performing assets to total assets	0.84	0.73	0.73	0.82	1.34
Allowance for loan and lease losses to non-performing loans	122.45	136.18	126.34	102.54	91.09

(1)
Includes $24.5 million, $25.5 million, $25.8 million, $22.4 million and $14.5 million of restructured loans on non-accrual status at June 30, 2015, March 31, 2015, December 31, 2014, September 30, 2014 and June 30, 2014, respectively.

(2)
We define potential problem loans as loans rated substandard that do not meet the definition of a non-performing loan.  Potential problem loans carry a higher probability of default and require additional attention by management.

(3)
Accruing restructured loans consist primarily of residential real estate and home equity loans that have been modified and are performing in accordance with those modified terms as of the dates indicated.

Potential problem loans increased in the first quarter of 2015 primarily due to normal rotation in the portfolio.

The following table presents data related to non-performing loans by category (excluding loans held for sale and purchased credit-impaired loans that were acquired as part of our FDIC-assisted transactions and the Merger) as of the dates indicated (in thousands):

	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Commercial and lease	$31,053	$18,315	$20,058	$22,985	$36,807
Commercial real estate	32,358	29,645	32,663	42,832	48,751
Construction real estate	337	337	337	337	337
Consumer related	34,307	34,981	34,029	34,107	24,882
Total non-performing loans	$98,055	$83,278	$87,087	$100,261	$110,777

The following table represents a summary of other real estate owned (excluding other real estate owned acquired as part of our FDIC-assisted transactions) as of the dates indicated (in thousands):

	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Balance at the beginning of quarter	$21,839	$19,198	$18,817	$20,306	$20,928
Transfers in at fair value less estimated costs to sell	8,595	4,615	1,261	221	112
Acquired from business combination	—	—	—	4,720	—
Fair value adjustments	(920)	(922)	(34)	(2,083)	(286)
Net gains on sales of other real estate owned	258	34	154	735	82
Cash received upon disposition	(1,255)	(1,086)	(1,000)	(5,082)	(530)
Balance at the end of quarter	$28,517	$21,839	$19,198	$18,817	$20,306

The increase in other real estate owned in the second quarter of 2015 was primarily due to a $7.0 million purchased credit-impaired loan that migrated to other real estate owned.

Below is a reconciliation of the activity in our allowance for credit and loan losses for the periods indicated (dollars in thousands):

						Six Months Ended
						June 30,
	2Q15	1Q15	4Q14	3Q14	2Q14	2015	2014
Allowance for credit losses, balance at the beginning of period	$117,189	$114,057	$106,912	$103,905	$108,395	$114,057	$113,462
Allowance for unfunded credit commitments acquired through business combination	—	—	—	1,261	—	—	—
Utilization of allowance for unfunded credit commitments	—	—	—	(637)	—	—	—
Provision for credit losses - legacy	(600)	(550)	2,472	(1,600)	(1,950)	(1,150)	(800)
Provision for credit losses - acquired Taylor Capital loan portfolio renewals	4,896	5,524	7,271	4,709	—	10,420	—
Charge-offs:
Commercial loans	57	569	197	606	446	626	536
Commercial loans collateralized by assignment of lease payments (lease loans)	100	—	885	—	40	100	40
Commercial real estate	108	2,034	1,528	1,027	1,727	2,142	8,883
Construction real estate	3	3	4	5	14	6	70
Residential real estate	318	579	280	740	433	897	698
Home equity	276	444	1,381	566	817	720	1,436
Indirect vehicle	627	874	1,189	1,043	583	1,501	1,503
Consumer loans	500	424	546	497	590	924	1,085
Total charge-offs	1,989	4,927	6,010	4,484	4,650	6,916	14,251
Recoveries:
Commercial loans	816	242	869	564	696	1,058	2,324
Commercial loans collateralized by assignment of lease payments (lease loans)	340	749	384	425	130	1,089	130
Commercial real estate	2,561	1,375	741	2,227	567	3,936	1,052
Construction real estate	35	2	51	25	77	37	176
Residential real estate	8	72	661	4	6	80	525
Home equity	160	101	176	46	127	261	260
Indirect vehicle	545	475	453	402	439	1,020	881
Consumer loans	169	69	77	65	68	238	146
Total recoveries	4,634	3,085	3,412	3,758	2,110	7,719	5,494
Total net (recoveries) charge-offs	(2,645)	1,842	2,598	726	2,540	(803)	8,757
Allowance for credit losses	124,130	117,189	114,057	106,912	103,905	124,130	103,905
Allowance for unfunded credit commitments	(4,060)	(3,777)	(4,031)	(4,102)	(2,995)	(4,060)	(2,995)
Allowance for loan and lease losses	$120,070	$113,412	$110,026	$102,810	$100,910	$120,070	$100,910
Total loans, excluding loans held for sale	$9,093,956	$8,921,328	$9,083,217	$8,975,924	$5,556,724	$9,093,956	$5,556,724
Average loans, excluding loans held for sale	8,969,813	8,888,686	8,978,139	7,182,084	5,516,735	8,929,474	5,561,559
Ratio of allowance for loan and lease losses to total loans, excluding loans held for sale	1.32%	1.27%	1.21%	1.15%	1.82%	1.32%	1.82%
Net loan (recoveries) charge-offs to average loans, excluding loans held for sale (annualized)	(0.12)	0.08	0.11	0.04	0.18	(0.02)	0.32

The following table presents the three elements of the Company's allowance for loan and lease losses as of the dates indicated (in thousands):

	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Commercial related loans:
General reserve	$92,154	$88,425	$85,087	$76,604	$70,855
Specific reserve	8,791	5,658	5,189	5,802	10,270
Consumer related reserve	19,125	19,329	19,750	20,404	19,785
Total allowance for loan and lease losses	$120,070	$113,412	$110,026	$102,810	$100,910

Purchased loans acquired in a business combination are recorded at estimated fair value on their purchase date without a carryover of the related allowance for loan and lease losses. These acquired loans are segregated into three types: pass rated loans with no discount attributable to credit quality, non-impaired loans with a discount attributable at least in part to credit quality and impaired loans with evidence of significant credit deterioration.

•
Pass rated loans (typically performing loans) are accounted for in accordance with ASC 310-20 "Nonrefundable Fees and Other Costs" as these loans do not have evidence of credit deterioration since origination.

•	Non-impaired loans (typically performing substandard loans) are accounted for in accordance with ASC 310-30 if they display at least some level of credit deterioration since origination.

•	Impaired loans (typically substandard loans on non-accrual status) are accounted for in accordance with ASC 310-30 as they display significant credit deterioration since origination.

For pass rated loans (non-purchased credit-impaired loans), the difference between the estimated fair value of the loans (computed on a loan by loan basis) and the principal outstanding is accreted over the remaining life of the loans. We anticipate recording a provision for the acquired portfolio in future quarters related to renewing Taylor Capital loans which will largely offset the accretion from the pass rated loans.

In accordance with ASC 310-30, for both purchased non-impaired loans and purchased credit-impaired loans ("PCI loans"), the difference between contractually required payments at acquisition and the cash flows expected to be collected is referred to as the non-accretable difference. Further, any excess of cash flows expected at acquisition over the estimated fair value is referred to as the accretable yield and is recognized into interest income over the remaining life of the loan when there is a reasonable expectation about the amount and timing of such cash flows.

Changes in the purchase accounting discount for loans acquired in the Merger were as follows for the three months ended June 30, 2015 (in thousands):

	Non-Accretable Discount - PCI Loans	Accretable Discount - PCI Loans	Accretable Discount - Non-PCI Loans	Total
Balance at beginning of period	$30,793	$3,861	$53,828	$88,482
Charge-offs	681	—	—	681
Accretion	—	(960)	(6,992)	(7,952)
Transfer	(8,000)	8,000	—	—
Balance at end of period	$23,474	$10,901	$46,836	$81,211

The $8.0 million purchase accounting discount transfer from non-accretable discount on purchased credit-impaired loans to accretable discount was due to the performance of the purchased credit-impaired loans being better than expected. We have had a number of positive purchased credit-impaired loan resolutions since their acquisition.

Changes in the purchase accounting discount for loans acquired in the Merger were as follows for the three months ended March 31, 2015 (in thousands):

	Non-Accretable Discount - PCI Loans	Accretable Discount - PCI Loans	Accretable Discount - Non-PCI Loans	Total
Balance at beginning of period	$31,041	$4,489	$61,776	$97,306
Charge-offs	(248)	—	—	(248)
Accretion	—	(628)	(7,948)	(8,576)
Balance at end of period	$30,793	$3,861	$53,828	$88,482

INVESTMENT SECURITIES

The following table sets forth, by type, the fair value and amortized cost of our investment securities, excluding FHLB and FRB stock, as well as the unrealized gain, net of our investment securities available for sale as of the dates indicated (in thousands):

	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Securities available for sale:
Fair value
Government sponsored agencies and enterprises	$65,485	$66,070	$65,873	$65,829	$51,727
States and political subdivisions	395,912	403,628	410,854	409,033	19,498
Mortgage-backed securities	902,017	856,933	908,225	1,006,102	797,783
Corporate bonds	246,468	252,042	259,203	267,239	275,529
Equity securities	10,669	10,751	10,597	10,447	10,421
Total fair value	$1,620,551	$1,589,424	$1,654,752	$1,758,650	$1,154,958

Amortized cost
Government sponsored agencies and enterprises	$64,211	$64,411	$64,612	$64,809	$50,096
States and political subdivisions	380,221	381,704	390,076	391,900	19,228
Mortgage-backed securities	890,334	841,727	899,523	999,630	786,496
Corporate bonds	245,506	250,543	259,526	265,720	271,351
Equity securities	10,644	10,587	10,531	10,470	10,414
Total amortized cost	$1,590,916	$1,548,972	$1,624,268	$1,732,529	$1,137,585

Unrealized gain, net
Government sponsored agencies and enterprises	$1,274	$1,659	$1,261	$1,020	$1,631
States and political subdivisions	15,691	21,924	20,778	17,133	270
Mortgage-backed securities	11,683	15,206	8,702	6,472	11,287
Corporate bonds	962	1,499	(323)	1,519	4,178
Equity securities	25	164	66	(23)	7
Total unrealized gain, net	$29,635	$40,452	$30,484	$26,121	$17,373

Securities held to maturity, at amortized cost:
States and political subdivisions	$974,032	$764,931	$752,558	$760,674	$993,937
Mortgage-backed securities	229,595	235,928	240,822	244,675	247,455
Total amortized cost	$1,203,627	$1,000,859	$993,380	$1,005,349	$1,241,392

DEPOSIT MIX

The following table shows the composition of deposits based on period end balances as of the dates indicated (dollars in thousands):

	6/30/2015		3/31/2015		12/31/2014		9/30/2014		6/30/2014
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Low cost deposits:
Noninterest bearing deposits	$4,378,005	40%	$4,290,499	39%	$4,118,256	37%	$3,807,448	34%	$2,605,367	34%
Money market and NOW	3,842,264	35	4,002,818	36	3,913,765	36	4,197,166	37	2,932,089	38
Savings	970,875	9	969,560	9	940,345	9	931,985	8	872,324	11
Total low cost deposits	9,191,144	84	9,262,877	84	8,972,366	82	8,936,599	79	6,409,780	83
Certificates of deposit:
Certificates of deposit	1,261,843	12	1,354,633	12	1,479,928	13	1,646,000	15	1,137,262	14
Brokered certificates of deposit	408,827	4	401,991	4	538,648	5	655,843	6	216,022	3
Total certificates of deposit	1,670,670	16	1,756,624	16	2,018,576	18	2,301,843	21	1,353,284	17
Total deposits	$10,861,814	100%	$11,019,501	100%	$10,990,942	100%	$11,238,442	100%	$7,763,064	100%

Non-interest bearing deposits grew by $87.5 million (+2.0%, or +8.2% annualized) during the second quarter of 2015 and comprise 40% of total deposits at quarter-end. Total low cost deposits decreased $71.7 million (-0.8%, or -3.1% annualized) to $9.2 billion at June 30, 2015 compared to the prior quarter and represent 84% of total deposits at quarter-end.

The following table shows the composition of deposits based on quarterly average balances for the periods indicated (dollars in thousands):

	2Q15		1Q15		4Q14		3Q14		2Q14
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Low cost deposits:
Noninterest bearing deposits	$4,273,931	39%	$4,199,948	38%	$4,072,797	36%	$3,175,512	34%	$2,476,396	33%
Money market and NOW	3,940,201	36	3,937,707	36	4,023,657	37	3,518,314	37	2,880,910	38
Savings	972,327	9	952,345	9	936,960	8	906,630	10	868,694	11
Total low cost deposits	9,186,459	84	9,090,000	83	9,033,414	81	7,600,456	81	6,226,000	82
Certificates of deposit:
Certificates of deposit	1,302,031	12	1,420,320	13	1,563,011	14	1,411,407	15	1,157,805	15
Brokered certificates of deposit	412,517	4	476,245	4	606,166	5	417,346	4	220,396	3
Total certificates of deposit	1,714,548	16	1,896,565	17	2,169,177	19	1,828,753	19	1,378,201	18
Total deposits	$10,901,007	100%	$10,986,565	100%	$11,202,591	100%	$9,429,209	100%	$7,604,201	100%

CAPITAL

Tangible book value per common share was $16.36 at June 30, 2015 compared to $16.08 last quarter and $16.81 a year ago.

Our regulatory capital ratios remain strong. MB Financial Bank, N.A. (the "Bank") was categorized as “well capitalized” at June 30, 2015 under the Prompt Corrective Action (“PCA”) provisions. The Company and Bank have implemented the changes required under the Basel III regulatory capital reform. The Bank would be categorized as "well capitalized" under the fully phased in rules.

FORWARD-LOOKING STATEMENTS

When used in this press release and in reports filed with or furnished to the Securities and Exchange Commission, in other press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the Merger and our other merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan and lease losses, which could necessitate additional provisions for loan losses, resulting both from loans we originate and loans we acquire from other financial institutions; (3) results of examinations by the Office of Comptroller of Currency, the Federal Reserve Board, the Consumer Financial Protection Bureau and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan and lease losses or write-down assets; (4) competitive pressures among depository institutions; (5) interest rate movements and their impact on customer behavior, net interest margin and the value of our mortgage servicing rights; (6) the possibility that our mortgage banking business may increase volatility in our revenues and earnings and the possibility that the profitability of our mortgage banking business could be significantly reduced if we are unable to originate and sell mortgage loans at profitable margins or if changes in interest rates negatively impact the value of our mortgage servicing rights; (7) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (8) fluctuations in real estate values; (9) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market-place; (10) our ability to realize the residual values of our direct finance, leveraged, and operating leases; (11) our ability to access cost-effective funding; (12) changes in financial markets; (13) changes in economic conditions in general and in the Chicago metropolitan area in particular; (14) the costs, effects and outcomes of litigation; (15) new legislation or regulatory changes, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (16) changes in accounting principles, policies or guidelines; (17) our future acquisitions of other depository institutions or lines of business; and (18) future goodwill impairment due to changes in our business, changes in market conditions, or other factors.

We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

TABLES TO FOLLOW

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
As of the dates indicated
(In thousands)

	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
ASSETS
Cash and due from banks	$290,266	$248,840	$256,804	$267,405	$294,475
Interest earning deposits with banks	144,154	52,212	55,277	179,391	466,820
Total cash and cash equivalents	434,420	301,052	312,081	446,796	761,295
Federal funds sold	5	—	—	—	10,000
Investment securities:
Securities available for sale, at fair value	1,620,551	1,589,424	1,654,752	1,758,650	1,154,958
Securities held to maturity, at amortized cost	1,203,627	1,000,859	993,380	1,005,349	1,241,392
Non-marketable securities - FHLB and FRB Stock	111,400	87,677	75,569	75,569	51,432
Total investment securities	2,935,578	2,677,960	2,723,701	2,839,568	2,447,782
Loans held for sale	801,343	686,838	737,209	553,627	1,219
Loans:
Total loans, excluding purchased credit-impaired loans	8,929,181	8,693,814	8,831,572	8,687,738	5,421,758
Purchased credit-impaired loans	164,775	227,514	251,645	288,186	134,966
Total loans	9,093,956	8,921,328	9,083,217	8,975,924	5,556,724
Less: Allowance for loan and lease losses	120,070	113,412	110,026	102,810	100,910
Net loans	8,973,886	8,807,916	8,973,191	8,873,114	5,455,814
Lease investments, net	167,966	159,191	162,833	137,120	127,194
Premises and equipment, net	234,651	234,077	238,377	243,814	224,245
Cash surrender value of life insurance	135,237	134,401	133,562	132,697	131,842
Goodwill	711,521	711,521	711,521	711,521	423,369
Other intangibles	34,979	36,488	38,006	39,623	21,014
Mortgage servicing rights, at fair value	261,034	219,254	235,402	241,391	344
Other real estate owned, net	28,517	21,839	19,198	18,817	20,306
Other real estate owned related to FDIC transactions	13,867	17,890	19,328	22,028	15,349
Other assets	285,190	319,883	297,690	244,481	178,918
Total assets	$15,018,194	$14,328,310	$14,602,099	$14,504,597	$9,818,691
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest bearing	$4,378,005	$4,290,499	$4,118,256	$3,807,448	$2,605,367
Interest bearing	6,483,809	6,729,002	6,872,686	7,430,994	5,157,697
Total deposits	10,861,814	11,019,501	10,990,942	11,238,442	7,763,064
Short-term borrowings	1,382,635	615,231	931,415	667,160	229,809
Long-term borrowings	89,639	85,477	82,916	77,269	71,473
Junior subordinated notes issued to capital trusts	185,971	185,874	185,778	185,681	152,065
Accrued expenses and other liabilities	420,396	363,934	382,762	335,677	236,964
Total liabilities	12,940,455	12,270,017	12,573,813	12,504,229	8,453,375
Stockholders' Equity
Preferred stock	115,280	115,280	115,280	115,280	—
Common stock	754	754	751	751	553
Additional paid-in capital	1,273,333	1,268,851	1,267,761	1,265,050	742,824
Retained earnings	677,246	651,178	629,677	606,097	611,741
Accumulated other comprehensive income	18,778	26,101	20,356	18,431	13,034
Treasury stock	(9,035)	(5,277)	(6,974)	(6,692)	(4,295)
Controlling interest stockholders' equity	2,076,356	2,056,887	2,026,851	1,998,917	1,363,857
Noncontrolling interest	1,383	1,406	1,435	1,451	1,459
Total stockholders' equity	2,077,739	2,058,293	2,028,286	2,000,368	1,365,316
Total liabilities and stockholders' equity	$15,018,194	$14,328,310	$14,602,099	$14,504,597	$9,818,691

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

						Six Months Ended
						June 30,
(Dollars in thousands, except per share data)	2Q15	1Q15	4Q14	3Q14	2Q14	2015	2014
Interest income:
Loans:
Taxable	$98,768	$98,846	$104,531	$79,902	$53,649	$197,614	$107,595
Nontaxable	2,259	2,174	2,203	2,265	2,256	4,433	4,554
Investment securities:
Taxable	10,002	9,934	10,651	11,028	8,794	19,936	16,940
Nontaxable	10,140	9,113	9,398	9,041	8,285	19,253	16,352
Federal funds sold	—	—	2	14	4	—	9
Other interest earning accounts	57	62	62	211	277	119	390
Total interest income	121,226	120,129	126,847	102,461	73,265	241,355	145,840
Interest expense:
Deposits	4,554	4,645	4,889	4,615	3,754	9,199	7,523
Short-term borrowings	355	277	354	231	95	632	195
Long-term borrowings and junior subordinated notes	1,844	1,812	1,793	2,003	1,344	3,656	2,722
Total interest expense	6,753	6,734	7,036	6,849	5,193	13,487	10,440
Net interest income	114,473	113,395	119,811	95,612	68,072	227,868	135,400
Provision for credit losses	4,296	4,974	9,743	3,109	(1,950)	9,270	(800)
Net interest income after provision for credit losses	110,177	108,421	110,068	92,503	70,022	218,598	136,200
Non-interest income:
Lease financing, net	15,564	25,080	18,542	17,719	14,853	40,644	28,049
Mortgage banking revenue	35,648	24,544	29,080	16,823	187	60,192	246
Commercial deposit and treasury management fees	11,062	11,038	10,720	9,345	7,106	22,100	14,250
Trust and asset management fees	5,752	5,714	5,515	5,712	5,405	11,466	10,612
Card fees	4,409	3,927	3,900	3,836	3,304	8,336	6,005
Capital markets and international banking service fees	1,508	1,928	1,648	1,472	1,360	3,436	2,338
Consumer and other deposit service fees	3,260	3,083	3,335	3,362	3,156	6,343	6,091
Brokerage fees	1,543	1,678	1,350	1,145	1,356	3,221	2,681
Loan service fees	1,353	1,485	1,864	1,069	916	2,838	1,881
Increase in cash surrender value of life insurance	836	839	865	855	834	1,675	1,661
Net (loss) gain on investment securities	(84)	(460)	491	(3,246)	(87)	(544)	230
Net (loss) gain on sale of assets	(7)	4	3,476	(7)	(24)	(3)	(17)
Gain on early extinguishment of debt	—	—	—	1,895	—	—	—
Other operating income	2,105	2,408	2,892	1,107	1,562	4,513	2,513
Total non-interest income	82,949	81,268	83,678	61,087	39,928	164,217	76,540
Non-interest expense:
Salaries and employee benefits	86,145	84,786	85,483	79,492	46,622	170,931	90,999
Occupancy and equipment expense	12,177	12,940	14,058	11,742	9,518	25,117	19,110
Computer services and telecommunication expense	8,537	8,904	10,009	11,506	5,079	17,441	10,163
Advertising and marketing expense	2,497	2,446	2,317	2,235	2,221	4,943	4,302
Professional and legal expense	2,413	2,670	2,442	8,864	1,567	5,083	3,346
Other intangible amortization expense	1,509	1,518	1,617	1,470	1,174	3,027	2,414
Branch exit and facilities impairment charges	438	7,391	2,270	—	—	7,829	—
Net loss (gain) recognized on other real estate owned and other expense	724	896	286	2,178	528	1,620	1,111
Prepayment fees on interest bearing liabilities	—	85	—	—	—	85	—
Other operating expenses	18,297	18,284	22,022	24,714	11,321	36,581	22,632
Total non-interest expense	132,737	139,920	140,504	142,201	78,030	272,657	154,077
Income before income taxes	60,389	49,769	53,242	11,389	31,920	110,158	58,663
Income tax expense	19,437	15,658	17,117	4,488	8,814	35,095	15,588
Net income	40,952	34,111	36,125	6,901	23,106	75,063	43,075
Dividends on preferred shares	2,000	2,000	2,000	2,000	—	4,000	—
Net income available to common stockholders	$38,952	$32,111	$34,125	$4,901	$23,106	$71,063	$43,075

						Six Months Ended
						June 30,
	2Q15	1Q15	4Q14	3Q14	2Q14	2015	2014
Common share data:
Basic earnings per common share	$0.52	$0.43	$0.46	$0.08	$0.42	$0.95	$0.79
Diluted earnings per common share	0.52	0.43	0.45	0.08	0.42	0.94	0.78
Weighted average common shares outstanding for basic earnings per common share	74,596,925	74,567,104	74,525,990	63,972,902	54,669,868	74,582,097	54,654,992
Weighted average common shares outstanding for diluted earnings per common share	75,296,029	75,164,716	75,130,331	64,457,978	55,200,054	75,230,455	55,232,703

Selected Financial Data:
						Six Months Ended
						June 30,
	2Q15	1Q15	4Q14	3Q14	2Q14	2015	2014
Performance Ratios:
Annualized return on average assets	1.12%	0.96%	0.99%	0.22%	0.97%	1.04%	0.92%
Annualized operating return on average assets (1)	1.14	1.11	1.09	1.16	0.99	1.13	0.96
Annualized return on average common equity	8.02	6.78	7.12	1.21	6.86	7.41	6.47
Annualized operating return on average common equity (1)	8.19	7.87	7.84	8.29	6.98	8.03	6.76
Annualized cash return on average tangible common equity (2)	13.21	11.31	11.98	2.23	10.47	12.28	9.94
Annualized cash operating return on average tangible common equity (3)	13.47	13.09	13.16	13.19	10.66	13.28	10.38
Net interest rate spread	3.72	3.80	3.88	3.66	3.40	3.75	3.46
Cost of funds (4)	0.22	0.23	0.23	0.26	0.26	0.22	0.27
Efficiency ratio (5)	64.26	65.29	63.35	63.46	67.68	64.77	67.27
Annualized net non-interest expense to average assets (6)	1.32	1.40	1.39	1.35	1.55	1.36	1.57
Core non-interest income to revenues (7)	40.80	40.66	38.78	38.23	35.22	40.73	34.33
Net interest margin	3.63	3.73	3.81	3.56	3.26	3.68	3.31
Tax equivalent effect	0.21	0.20	0.20	0.22	0.27	0.21	0.28
Net interest margin - fully tax equivalent basis (8)	3.84	3.93	4.01	3.78	3.53	3.89	3.59
Loans to deposits	83.72	80.96	82.64	79.87	71.58	83.72	71.58
Asset Quality Ratios:
Non-performing loans (9) to total loans	1.08%	0.93%	0.96%	1.12%	1.99%	1.08%	1.99%
Non-performing assets (9) to total assets	0.84	0.73	0.73	0.82	1.34	0.84	1.34
Allowance for loan and lease losses to non-performing loans (9)	122.45	136.18	126.34	102.54	91.09	122.45	91.09
Allowance for loan and lease losses to total loans	1.32	1.27	1.21	1.15	1.82	1.32	1.82
Net loan (recoveries) charge-offs to average loans (annualized)	(0.12)	0.08	0.11	0.04	0.18	(0.02)	0.32
Capital Ratios:
Tangible equity to tangible assets (10)	9.41%	9.73%	9.32%	9.17%	9.89%	9.41%	9.89%
Tangible common equity to tangible assets (11)	8.60	8.89	8.49	8.34	9.89	8.60	9.89
Tangible common equity to risk weighted assets (12)	10.02	10.09	10.38	10.34	13.97	10.02	13.97
Total capital (to risk-weighted assets) (13)	13.08	13.22	13.62	13.60	17.18	13.08	17.18%
Tier 1 capital (to risk-weighted assets) (13)	12.06	12.24	12.61	12.64	15.92	12.06	15.92
Common equity tier 1 capital (to risk-weighted assets) (13)	9.67	9.79	N/A	N/A	N/A	9.67	N/A
Tier 1 capital (to average assets) (13)	10.69	10.80	10.47	12.29	11.61	10.69	11.61
Book Value Per Share Data:
Book value per common share (14)	$26.14	$25.86	$25.58	$25.09	$24.73	$26.14	$24.73
Less: goodwill and other intangible assets, net of benefit, per common share	9.78	9.78	9.84	9.73	7.92	9.78	7.92
Tangible book value per common share (15)	$16.36	$16.08	$15.74	$15.36	$16.81	$16.36	$16.81

(1)
Annualized operating return on average assets is computed by dividing annualized operating earnings by average total assets. Annualized operating return on average common equity is computed by dividing annualized operating earnings by average common equity. Operating earnings is defined as net income as reported less non-core items, net of tax.

(2)
Annualized cash return on average tangible equity is computed by dividing net cash flow available to common stockholders (net income available to common stockholders, plus other intangibles amortization expense, net of tax benefit) by average tangible common equity (average common stockholders' equity less average goodwill and average other intangibles, net of tax benefit).

(3)
Annualized cash operating return on average tangible common equity is computed by dividing annualized cash operating earnings (operating earnings plus other intangibles amortization expense, net of tax benefit, less dividends on preferred shares) by average tangible common equity. Operating earnings is defined as net income as reported less non-core items, net of tax.

(4)	Equals total interest expense divided by the sum of average interest bearing liabilities and noninterest bearing deposits.

(5)
Equals total non-interest expense excluding non-core items divided by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(6)
Equals total non-interest expense excluding non-core items less total non-interest income excluding non-core items, and including tax equivalent adjustment on the increase in cash surrender value of life insurance divided by average assets.

(7)
Equals total non-interest income excluding non-core items and tax equivalent adjustment on the increase in cash surrender value of life insurance divided by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(8)	Represents net interest income on a fully tax equivalent basis assuming a 35% tax rate, as a percentage of average interest earning assets.

(9)
Non-performing loans excludes purchased credit-impaired loans and loans held for sale.  Non-performing assets excludes purchased credit-impaired loans, loans held for sale, and other real estate owned related to FDIC transactions.

(10)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.

(11)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.

(12)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by risk-weighted assets. Current quarter risk-weighted assets are estimated.

(13)	Current quarter ratios are estimated. 2015 ratios reflect the new capital regulation changes required under the Basel III regulatory capital reform.

(14)	Equals total ending common stockholders’ equity divided by common shares outstanding.

(15)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by common shares outstanding.

NON-GAAP FINANCIAL INFORMATION

This press release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). These measures include operating earnings; annualized operating return on average assets; core non-interest income; core non-interest income to revenues (with non-core items excluded from both core non-interest income and revenues); core non-interest expense; non-core non-interest income and non-core non-interest expense, net interest income on a fully tax equivalent basis; net interest margin on a fully tax equivalent basis; net interest margin on a fully tax equivalent basis excluding acquisition discount accretion on Taylor Capital loans; efficiency ratio and the ratio of annualized net non-interest expense to average assets with net gains and losses on investment securities, net gains and losses on sale of other assets, gain on extinguishment of debt and increase (decrease) in market value of assets held in trust for deferred compensation excluded from the non-interest income components of these ratios, and contingent consideration expense, Merger related expenses, loss on low to moderate income real estate investment, prepayment fees on interest bearing liabilities, contribution to MB Financial Charitable Foundation and increase (decrease) in market value of assets held in trust for deferred compensation excluded from the non-interest expense components of these ratios, with tax equivalent adjustment for tax-exempt interest income and increase in cash surrender value of life insurance, as applicable; ratios of tangible equity to tangible assets and tangible common equity to tangible assets; tangible book value per common share; annualized operating return on average common equity; annualized cash return on average tangible common equity; and annualized cash operating return on average tangible common equity. Our management uses these non-GAAP measures, together with the related GAAP measures, in its analysis of our performance and in making business decisions. Management also uses these measures for peer comparisons.

Management believes that operating earnings, annualized operating return on average assets, annualized operating return on average common equity, annualized cash return on average tangible common equity, annualized cash operating return on average tangible common equity, net interest margin on a fully tax equivalent basis excluding acquisition discount accretion on Taylor Capital loans, core and non-core non-interest income and non-interest expense are useful in assessing our core operating performance and, in the case of core and non-core non-interest income and non-interest expense, in understanding the primary drivers of our non-interest income and non-interest expense when comparing periods.

The tax equivalent adjustment to net interest income, net interest margin, tax-exempt interest income and increase in cash surrender value of life insurance recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and accordingly believes that providing these measures may be useful for peer comparison purposes. For the same reasons, management believes that the tax equivalent adjustments to tax-exempt interest income and increase in cash surrender value of life insurance are useful.

Management also believes that by excluding net gains and losses on investment securities, net gains and losses on sale of other assets, gain on extinguishment of debt and increase (decrease) in market value of assets held in trust for deferred compensation from the non-interest income components, and excluding contingent consideration expense, merger related expenses, loss on low to moderate income real estate investment, prepayment fees on interest bearing liabilities, contribution to MB Financial Charitable

Foundation and increase (decrease) in market value of assets held in trust for deferred compensation from the non-interest expense components, of the efficiency ratio and the ratio of annualized net non-interest expense to average assets, these ratios better reflect our core operating performance, as the excluded items do not pertain to our core business operations and their exclusion makes these ratios more meaningful when comparing our operating results from period to period.

The other measures exclude the acquisition-related goodwill and other intangible assets, net of tax benefit, in determining tangible assets, tangible equity, tangible common equity and average tangible common equity and exclude other intangible amortization expense, net of tax benefit, in determining net cash flow available to common stockholders. Management believes the presentation of these other financial measures, excluding the impact of such items, provides useful supplemental information that is helpful in understanding our financial results, as they provide a method to assess management’s success in utilizing our tangible capital, as well as our capital strength. Management also believes that providing measures that exclude balances of acquisition-related goodwill and other intangible assets, which are subjective components of valuation, facilitates the comparison of our performance with the performance of our peers. In addition, management believes that these are standard financial measures used in the banking industry to evaluate performance.

The non-GAAP disclosures contained herein should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

A reconciliation of net interest margin on a fully tax equivalent basis to net interest margin is contained in the tables under “Net Interest Margin.” A reconciliation of tangible book value per common share to book value per common share is contained in the “Selected Financial Ratios” table. Reconciliations of core and non-core non-interest income and non-interest expense to non-interest income and non-interest expense are contained in the tables under “Results of Operations—Second Quarter Results.”

The following table presents a reconciliation of tangible equity to stockholders' equity (in thousands):

	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Stockholders' equity - as reported	$2,077,739	$2,058,293	$2,028,286	$2,000,368	$1,365,316
Less: goodwill	711,521	711,521	711,521	711,521	423,369
Less: other intangible assets, net of tax benefit	22,736	23,717	24,704	25,755	13,659
Tangible equity	$1,343,482	$1,323,055	$1,292,061	$1,263,092	$928,288

The following table presents a reconciliation of tangible assets to total assets (in thousands):

	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Total assets - as reported	$15,018,194	$14,328,310	$14,602,099	$14,504,597	$9,818,691
Less: goodwill	711,521	711,521	711,521	711,521	423,369
Less: other intangible assets, net of tax benefit	22,736	23,717	24,704	25,755	13,659
Tangible assets	$14,283,937	$13,593,072	$13,865,874	$13,767,321	$9,381,663

The following table presents a reconciliation of tangible common equity to common stockholders' equity (in thousands):

	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Common stockholders' equity - as reported	$1,962,459	$1,943,013	$1,913,006	$1,885,088	$1,365,316
Less: goodwill	711,521	711,521	711,521	711,521	423,369
Less: other intangible assets, net of tax benefit	22,736	23,717	24,704	25,755	13,659
Tangible common equity	$1,228,202	$1,207,775	$1,176,781	$1,147,812	$928,288

The following table presents a reconciliation of average tangible equity to average common stockholders’ equity (in thousands):

						Six Months Ended
						June 30,
	2Q15	1Q15	4Q14	3Q14	2Q14	2015	2014
Average common stockholders' equity - as reported	$1,947,231	$1,922,151	$1,901,830	$1,613,375	$1,351,604	$1,934,760	$1,343,458
Less: average goodwill	711,521	711,521	711,521	550,667	423,369	711,521	423,369
Less: average other intangible assets, net of tax benefit	23,092	24,157	25,149	19,734	13,990	23,622	14,372
Average tangible common equity	$1,212,618	$1,186,473	$1,165,160	$1,042,974	$914,245	$1,199,617	$905,717

The following table presents a reconciliation of net cash flow available to common stockholders to net income available to common stockholders (in thousands):

						Six Months Ended
						June 30,
	2Q15	1Q15	4Q14	3Q14	2Q14	2015	2014
Net income available to common stockholders - as reported	$38,952	$32,111	$34,125	$4,901	$23,106	$71,063	$43,075
Add: other intangible amortization expense, net of tax benefit	981	987	1,051	956	763	1,968	1,569
Net cash flow available to common stockholders	$39,933	$33,098	$35,176	$5,857	$23,869	$73,031	$44,644

The following table presents a reconciliation of net income to operating earnings (in thousands):

						Six Months Ended
						June 30,
	2Q15	1Q15	4Q14	3Q14	2Q14	2015	2014
Net income - as reported	$40,952	$34,111	$36,125	$6,901	$23,106	$75,063	$43,075
Less non-core items:
Net (loss) gain on investment securities	(84)	(460)	491	(3,246)	(87)	(544)	230
Net (loss) gain on sale of other assets	(7)	4	3,476	(7)	(24)	(3)	(17)
Gain on extinguishment of debt	—	—	—	1,895	—	—	—
Merger related expenses	(1,234)	(8,069)	(6,494)	(27,161)	(488)	(9,303)	(1,168)
Prepayment fees on interest bearing liabilities	—	(85)	—	—	—	(85)	—
Loss on low-income housing investment	—	—	—	—	(96)	—	(2,124)
Contingent consideration expense - Celtic acquisition	—	—	—	(10,600)	—	—	—
Contribution to MB Financial Charitable Foundation	—	—	(3,250)	—	—	—	—
Total non-core items	(1,325)	(8,610)	(5,777)	(39,119)	(695)	(9,935)	(3,079)
Income tax expense on non-core items	(526)	(3,417)	(2,314)	(10,295)	(266)	(3,943)	(1,121)
Non-core items, net of tax	(799)	(5,193)	(3,463)	(28,824)	(429)	(5,992)	(1,958)
Operating earnings	$41,751	$39,304	$39,588	$35,725	$23,535	$81,055	$45,033

Efficiency Ratio Calculation (Dollars in Thousands)

						Six Months Ended
						June 30,
	2Q15	1Q15	4Q14	3Q14	2Q14	2015	2014
Non-interest expense	$132,737	$139,920	$140,504	$142,201	$78,030	$272,657	$154,077
Less merger related expenses	1,234	8,069	6,494	27,161	488	9,303	1,168
Less prepayment fees on interest bearing liabilities	—	85	—	—	—	85	—
Less loss on low to moderate income real estate investment	—	—	—	—	96	—	2,124
Less contingent consideration expense	—	—	—	10,600	—	—	—
Less contribution to MB Financial Charitable Foundation	—	—	3,250	—	—	—	—
Less increase (decrease) in market value of assets held in trust for deferred compensation	7	306	315	(38)	400	313	552
Non-interest expense - as adjusted	$131,496	$131,460	$130,445	$104,478	$77,046	$262,956	$150,233

Net interest income	$114,473	$113,395	$119,811	$95,612	$68,072	$227,868	$135,400
Tax equivalent adjustment	6,676	6,078	6,246	6,087	5,677	12,754	11,258
Net interest income on a fully tax equivalent basis	121,149	119,473	126,057	101,699	73,749	240,622	146,658
Plus non-interest income	82,949	81,268	83,678	61,087	39,928	164,217	76,540
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	450	452	466	460	449	902	894
Less net (loss) gain on investment securities	(84)	(460)	491	(3,246)	(87)	(544)	230
Less net (loss) gain on sale of other assets	(7)	4	3,476	(7)	(24)	(3)	(17)
Less gain on extinguishment of debt	—	—	—	1,895	—	—	—
Less increase (decrease) in market value of assets held in trust for deferred compensation	7	306	315	(38)	400	313	552
Net interest income plus non-interest income - as adjusted	$204,632	$201,343	$205,919	$164,642	$113,837	$405,975	$223,327
Efficiency ratio	64.26%	65.29%	63.35%	63.46%	67.68%	64.77%	67.27%
Efficiency ratio (without adjustments)	67.24%	71.88%	69.05%	90.75%	72.25%	69.54%	72.70%

Annualized Net Non-interest Expense to Average Assets Calculation (Dollars in Thousands)

						Six Months Ended
						June 30,
	2Q15	1Q15	4Q14	3Q14	2Q14	2015	2014
Non-interest expense	$132,737	$139,920	$140,504	$142,201	$78,030	$272,657	$154,077
Less merger related expenses	1,234	8,069	6,494	27,161	488	9,303	1,168
Less prepayment fees on interest bearing liabilities	—	85	—	—	—	85	—
Less loss on low to moderate income real estate investment	—	—	—	—	96	—	2,124
Less contingent consideration expense	—	—	—	10,600	—	—	—
Less contribution to MB Financial Charitable Foundation	—	—	3,250	—	—	—	—
Less increase (decrease) in market value of assets held in trust for deferred compensation	7	306	315	(38)	400	313	552
Non-interest expense - as adjusted	131,496	131,460	130,445	104,478	77,046	262,956	150,233

Non-interest income	82,949	81,268	83,678	61,087	39,928	164,217	76,540
Less net (loss) gain on investment securities	(84)	(460)	491	(3,246)	(87)	(544)	230
Less net (loss) gain on sale of other assets	(7)	4	3,476	(7)	(24)	(3)	(17)
Less gain on extinguishment of debt	—	—	—	1,895	—	—	—
Less increase (decrease) in market value of assets held in trust for deferred compensation	7	306	315	(38)	400	313	552
Non-interest income - as adjusted	83,033	81,418	79,396	62,483	39,639	164,451	75,775
Less tax equivalent adjustment on the increase in cash surrender value of life insurance	450	452	466	460	449	902	894
Net non-interest expense	$48,013	$49,590	$50,583	$41,535	$36,958	$97,603	$73,564
Average assets	$14,631,999	$14,363,244	$14,466,066	$12,206,014	$9,575,896	$14,498,364	$9,472,493
Annualized net non-interest expense to average assets	1.32%	1.40%	1.39%	1.35%	1.55%	1.36%	1.57%
Annualized net non-interest expense to average assets (without adjustments)	1.38%	1.66%	1.56%	2.64%	1.60%	1.51%	1.65%

Core Non-interest Income to Revenues Ratio Calculation (Dollars in Thousands)

						Six Months Ended
						June 30,
	2Q15	1Q15	4Q14	3Q14	2Q14	2015	2014
Non-interest income	$82,949	$81,268	$83,678	$61,087	$39,928	$164,217	$76,540
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	450	452	466	460	449	902	894
Less net (loss) gain on investment securities	(84)	(460)	491	(3,246)	(87)	(544)	230
Less net (loss) gain on sale of other assets	(7)	4	3,476	(7)	(24)	(3)	(17)
Less gain on extinguishment of debt	—	—	—	1,895	—	—	—
Less increase (decrease) in market value of assets held in trust for deferred compensation	7	306	315	(38)	400	313	552
Non-interest income - as adjusted	$83,483	$81,870	$79,862	$62,943	$40,088	$165,353	$76,669

Net interest income	$114,473	$113,395	$119,811	$95,612	$68,072	$227,868	$135,400
Tax equivalent adjustment	6,676	6,078	6,246	6,087	5,677	12,754	11,258
Net interest income on a fully tax equivalent basis	121,149	119,473	126,057	101,699	73,749	240,622	146,658
Plus non-interest income	82,949	81,268	83,678	61,087	39,928	164,217	76,540
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	450	452	466	460	449	902	894
Less net (loss) gain on investment securities	(84)	(460)	491	(3,246)	(87)	(544)	230
Less net (loss) gain on sale of other assets	(7)	4	3,476	(7)	(24)	(3)	(17)
Less gain on extinguishment of debt	—	—	—	1,895	—	—	—
Less increase (decrease) in market value of assets held in trust for deferred compensation	7	306	315	(38)	400	313	552
Total revenue - as adjusted and on a fully tax equivalent basis	$204,632	$201,343	$205,919	$164,642	$113,837	$405,975	$223,327

Total revenue - unadjusted	$197,422	$194,663	$203,489	$156,699	$108,000	$392,085	$211,940

Core non-interest income to revenues ratio	40.80%	40.66%	38.78%	38.23%	35.22%	40.73%	34.33%
Non-interest income to revenues ratio (without adjustments)	42.02%	41.75%	41.12%	38.98%	36.97%	41.88%	36.11%

NET INTEREST MARGIN

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	2Q15			2Q14			1Q15
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest Earning Assets:
Loans held for sale	$781,020	$6,839	3.50%	$497	$—	—%	$658,169	$5,785	3.52%
Loans (1) (2) (3):
Commercial related credits
Commercial	3,309,519	34,884	4.17	1,229,799	11,912	3.83	3,190,755	32,623	4.09
Commercial loans collateralized by assignment of lease payments	1,634,583	15,235	3.73	1,476,618	14,693	3.98	1,647,761	15,438	3.75
Real estate commercial	2,522,473	27,145	4.26	1,620,658	17,008	4.15	2,538,995	27,548	4.34
Real estate construction	191,935	2,388	4.92	133,557	1,274	3.77	191,257	4,081	8.54
Total commercial related credits	7,658,510	79,652	4.11	4,460,632	44,887	3.98	7,568,768	79,690	4.21
Other loans
Real estate residential	512,766	4,785	3.73	309,848	2,809	3.62	493,366	5,028	4.08
Home equity	233,867	2,301	3.95	252,891	2,678	4.25	246,537	2,468	4.06
Indirect	286,107	3,769	5.28	269,556	3,579	5.33	267,265	3,485	5.29
Consumer loans	76,189	780	4.11	65,437	725	4.44	72,374	797	4.47
Total other loans	1,108,929	11,635	4.21	897,732	9,791	4.37	1,079,542	11,778	4.42
Total loans, excluding purchased credit-impaired loans	8,767,439	91,287	4.18	5,358,364	54,678	4.09	8,648,310	91,468	4.29
Purchased credit-impaired loans	202,374	4,117	8.16	158,371	2,441	6.18	240,376	4,937	8.33
Total loans	8,969,813	95,404	4.27	5,516,735	57,119	4.15	8,888,686	96,405	4.40
Taxable investment securities	1,545,284	10,002	2.59	1,434,300	8,794	2.45	1,556,530	9,934	2.55
Investment securities exempt from federal income taxes (3)	1,261,567	15,600	4.95	966,518	12,748	5.28	1,126,133	14,021	4.98
Federal funds sold	126	—	—	4,359	4	0.36	16	—	—
Other interest earning deposits	85,935	57	0.27	448,173	277	0.25	102,346	62	0.25
Total interest earning assets	$12,643,745	$127,902	4.06%	$8,370,582	$78,942	3.78%	$12,331,880	$126,207	4.15%
Non-interest earning assets	1,988,254			1,205,314			2,031,364
Total assets	$14,631,999			$9,575,896			$14,363,244
Interest Bearing Liabilities:
Core funding:
Money market and NOW deposits	$3,940,201	$1,634	0.17%	$2,880,910	$899	0.13%	$3,937,707	$1,595	0.16%
Savings deposits	972,327	135	0.06	868,694	97	0.04	952,345	120	0.05
Certificates of deposit	1,302,031	1,259	0.39	1,157,805	1,124	0.40	1,420,320	1,452	0.42
Customer repurchase agreements	241,942	104	0.17	184,178	95	0.21	245,875	119	0.20
Total core funding	6,456,501	3,132	0.19	5,091,587	2,215	0.17	6,556,247	3,286	0.20
Wholesale funding:
Brokered certificates of deposit (includes fee expense)	412,517	1,526	1.48	220,396	1,634	2.97	476,245	1,478	1.26
Other borrowings	1,078,297	2,095	0.77	236,292	1,344	2.25	731,688	1,970	1.08
Total wholesale funding	1,490,814	3,621	0.96	456,688	2,978	2.33	1,207,933	3,448	1.12
Total interest bearing liabilities	$7,947,315	$6,753	0.34%	$5,548,275	$5,193	0.38%	$7,764,180	$6,734	0.35%
Non-interest bearing deposits	4,273,931			2,476,396			4,199,948
Other non-interest bearing liabilities	348,242			199,621			361,685
Stockholders' equity	2,062,511			1,351,604			2,037,431
Total liabilities and stockholders' equity	$14,631,999			$9,575,896			$14,363,244
Net interest income/interest rate spread (4)		$121,149	3.72%		$73,749	3.40%		$119,473	3.80%
Taxable equivalent adjustment		6,676			5,677			6,078
Net interest income, as reported		$114,473			$68,072			$113,395
Net interest margin (5)			3.63%			3.26%			3.73%
Tax equivalent effect			0.21%			0.27%			0.20%
Net interest margin on a fully tax equivalent basis (5)			3.84%			3.53%			3.93%

(1)	Non-accrual loans are included in average loans.

(2)	Interest income includes amortization of deferred loan origination fees and costs.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.

(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

	Six Months Ended June 30,
	2015			2014
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest Earning Assets:
Loans held for sale	$719,934	$12,624	3.51%	$394	$—	—%
Loans (1) (2) (3):
Commercial related credits
Commercial	3,250,466	67,507	4.13	1,231,171	24,224	3.91
Commercial loans collateralized by assignment of lease payments	1,641,135	30,673	3.74	1,478,299	29,012	3.93
Real estate commercial	2,530,688	54,693	4.30	1,625,821	34,340	4.20
Real estate construction	191,598	6,469	6.72	137,219	2,552	3.70
Total commercial related credits	7,613,887	159,342	4.16	4,472,510	90,128	4.01
Other loans
Real estate residential	503,120	9,813	3.90	310,655	5,801	3.73
Home equity	240,167	4,769	4.00	258,060	5,390	4.21
Indirect	276,738	7,254	5.29	266,549	6,970	5.27
Consumer loans	74,292	1,577	4.28	64,034	1,401	4.41
Total other loans	1,094,317	23,413	4.31	899,298	19,562	4.38
Total loans, excluding purchased credit-impaired loans	8,708,204	182,755	4.23	5,371,808	109,690	4.12
Purchased credit-impaired loans	221,270	9,054	8.25	189,751	4,911	5.22
Total loans	8,929,474	191,809	4.33	5,561,559	114,601	4.16
Taxable investment securities	1,550,876	19,936	2.57	1,409,473	16,940	2.40
Investment securities exempt from federal income taxes (3)	1,194,224	29,621	4.96	951,275	25,158	5.29
Federal funds sold	71	—	—	5,120	9	0.35
Other interest earning deposits	94,095	119	0.26	318,332	390	0.25
Total interest earning assets	$12,488,674	$254,109	4.10%	$8,246,153	$157,098	3.84%
Non-interest earning assets	2,009,690			1,226,340
Total assets	$14,498,364			$9,472,493
Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$3,938,962	$3,229	0.17%	$2,804,688	$1,747	0.13%
Savings accounts	962,391	255	0.05	865,463	206	0.05
Certificates of deposit	1,360,849	2,711	0.40	1,183,852	2,298	0.40
Customer repurchase agreements	243,897	223	0.18	187,305	191	0.21
Total core funding	6,506,099	6,418	0.20	5,041,308	4,442	0.18
Wholesale funding:
Brokered accounts (includes fee expense)	444,205	3,004	1.36	222,151	3,272	2.97
Other borrowings	905,950	4,065	0.89	234,062	2,726	2.32
Total wholesale funding	1,350,155	7,069	1.03	456,213	5,998	2.36
Total interest bearing liabilities	$7,856,254	$13,487	0.35%	$5,497,521	$10,440	0.38%
Non-interest bearing deposits	4,237,144			2,424,917
Other non-interest bearing liabilities	354,926			206,597
Stockholders' equity	2,050,040			1,343,458
Total liabilities and stockholders' equity	$14,498,364			$9,472,493
Net interest income/interest rate spread (4)		$240,622	3.75%		$146,658	3.46%
Taxable equivalent adjustment		12,754			11,258
Net interest income, as reported		$227,868			$135,400
Net interest margin (5)			3.68%			3.31%
Tax equivalent effect			0.21%			0.28%
Net interest margin on a fully tax equivalent basis (5)			3.89%			3.59%

(1)	Non-accrual loans are included in average loans.

(2)	Interest income includes amortization of deferred loan origination fees and costs.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.

(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

The table below reflects the impact the acquisition accounting loan discount accretion on Taylor Capital loans had on the loan yield and net interest margin on a fully tax equivalent basis for the three months ended June 30, 2015 and March 31, 2015 and six months ended June 30, 2015 (dollars in thousands):

	Three months ended			Three months ended			Six months ended
	June 30, 2015			March 31, 2015			June 30, 2015
	Average Balance	Interest	Yield	Average Balance	Interest	Yield	Average Balance	Interest	Yield
Loan yield excluding acquisition accounting discount accretion on Taylor Capital loans:
Total loans, as reported	$8,969,813	$95,404	4.27%	$8,888,686	$96,405	4.40%	$8,929,474	$191,809	4.33%
Less acquisition accounting discount accretion on non-PCI loans	(50,333)	6,992		(57,802)	7,948		(54,047)	14,940
Less acquisition accounting discount accretion on PCI loans	(34,514)	960		(35,092)	628		(34,802)	1,588
Total loans, excluding acquisition accounting discount accretion on Taylor Capital loans	$9,054,660	$87,452	3.87%	$8,981,580	$87,829	3.97%	$9,018,323	$175,281	3.92%

Net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount accretion on Taylor Capital loans:
Total interest earning assets, as reported	$12,643,745	$121,149	3.84%	$12,331,880	$119,473	3.93%	$12,488,674	$240,622	3.89%
Less acquisition accounting discount accretion on non-PCI loans	(50,333)	6,992		(57,802)	7,948		(54,047)	14,940
Less acquisition accounting discount accretion on PCI loans	(34,514)	960		(35,092)	628		(34,802)	1,588
Total interest earning assets, excluding acquisition accounting discount accretion on Taylor Capital loans	$12,728,592	$113,197	3.57%	$12,424,774	$110,897	3.62%	$12,577,523	$224,094	3.59%

Provision for credit losses will be recognized on acquired Taylor Capital loans as they renew and will largely offset the positive impact of the loan discount accretion on non-purchased credit-impaired loans. During the second and first quarters of 2015, a provision for credit losses of approximately $4.9 million and $5.5 million, respectively, was recorded related to acquired Taylor Capital loans.

The table below reflects the impact that the loan discount accretion and provision for credit losses on Taylor Capital loans had earnings for the three months ended June 30, 2015 and March 31, 2015 (dollars in thousands):

	2Q15	1Q15
Acquisition accounting discount accretion on Taylor Capital loans	$7,952	$8,576
Provision for credit losses on Taylor Capital loans	4,896	5,524
Earnings impact of discount accretion and merger related provision	3,056	3,052
Tax expense	1,213	1,211
Earnings impact of discount accretion and merger related provision, net of tax	$1,843	$1,841